BILL OF SALE
                                  ------------

We, Dan Patrie Exploration Ltd., a company incorporated pursuant to the laws of Ontario, in consideration of the sum of US$3,500, hereby sell and transfer to Dynamic Gold Inc. a 100% interest in the following mineral claims located in the Red Lake area, Ontario, with the following claims details:

                                                                 Assessment Work
              Claim Number          No. of Claim Units              Due Date

                 3004508                    7                  February 16, 2006
                 3004509                    9                  November 14, 2005
                 3004510                    4                  November 14, 2005
                 3004511                    4                  November 14, 2005

DATED:  JUNE 16, 2003


DAN PATRIE EXPLORATION LTD.

per: /s/ Bryan Patrie
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Bryan Patrie, Exploration Manager